                                                                    EXHIBIT 12.1
                      FEDERATED DEPARTMENT STORES, INC.
       COMPUTATION OF HISTORICAL RATIOS OF EARNINGS TO FIXED CHARGES(A)
                      (IN THOUSANDS, EXCEPT RATIO DATA)

                                                                           The Company (b)
                                               ----------------------------------------------------------------------
                                                3 Months                        Fiscal Year Ended 1/28/95
                                                  Ended        ------------------------------------------------------
                                                 4/29/95            Federated             Macy's              Total
                                               -----------          ---------             ------              -----
Income (loss) before income taxes               (86,748)            350,055             (18,771)            331,284

Add:  Portion of rents
       representative of the
       interest factor                           26,076              66,780               4,329              71,109
      Interest expense                          109,501             262,069                  46             262,115
                                                -------             -------             -------             -------

Adjusted income (loss)                           48,829             678,904             (14,396)            664,508
                                                =======             =======             =======             =======
Fixed charges:
  Interest expense                              109,501             262,069                  46             262,115
  Capitalized interest                              653                 447                  --                 447
  Portion of rents representative
    of the interest factor                       26,076              66,780               4,329              71,109
                                                -------             -------             -------             -------

Total fixed charges                             136,230             329,296               4,375             333,671
                                                =======             =======             =======             =======
Ratio of earnings to fixed charges                   --                2.06 x                --                1.99 x

Deficiency of earnings to fixed charges          87,401                  --              18,771                  --

                                             Fiscal Year Ended    Fiscal Year Ended |  Fiscal Year Ended    Fiscal Year Ended
                                                  1/29/94               1/30/93     |         2/1/92              2/2/91
                                             -----------------    ----------------- |  -----------------    -----------------
                                                                                    |
Income (loss) before income taxes               367,780               232,007       |     (1,849,961)         (547,801)
                                                                                    |
Add:  Portion of rents                                                              |
       representative of the                                                        |
       interest factor                           63,530                63,843       |         64,055            63,833
      Interest expense                          213,544               258,211       |        504,257           639,527
                                                -------               -------       |     ----------           -------
Adjusted income (loss)                          644,854               554,061       |     (1,281,649)          155,559
                                                =======               =======       |     ==========           =======
                                                                                    |
                                                                                    |
Fixed charges:                                                                      |
  Interest expense                              213,544               258,211       |        504,257           639,527
  Capitalized interest                              191                   126       |            182               998
  Portion of rents representative                                                   |
    of the interest factor                       63,530                63,843       |         64,055            63,833
                                                -------               -------       |     ----------           -------
Total fixed charges                             277,265               322,180       |        568,494           704,358
                                                =======               =======       |     ==========           =======
                                                                                    |
                                                                                    |
Ratio of earnings to fixed charges                 2.33 x                1.72 x     |             --                --
                                                                                    |
Deficiency of earnings to fixed charges              --                    --       |      1,850,143           548,799

________________________

(a) For purposes of determining the ratio of earnings to fixed charges, earnings consist of income before income taxes and extraordinary items plus fixed charges (excluding interest capitalized). Fixed charges represent interest incurred, amortization of debt expenses, and that portion of rental expense on operating leases deemed to be the equivalent of interest.

(b) As a result of the Company's emergence from bankruptcy and its adoption of fresh-start reporting as of February 1, 1992, the Company's financial information for periods after February 1, 1992 is generally not comparable to financial information for periods ending on or before February 1, 1992 and is separated by a black line.

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